Exhibit 4.5

                               WARRANT CERTIFICATE

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

            THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-

            61,214 Warrants

                               WARRANT CERTIFICATE

      This Warrant Certificate certifies that Spencer Trask Securities, Inc. ("Spencer Trask") is the registered holder of 61,214 Warrants to purchase at any time after the Final Closing until 5:30 p.m. New York time on such date five (5) years after the Final Closing (the "Expiration Date"), one fully paid and non-assessable Ordinary Share of the Company, par value CYP 0.01 per share (the "Ordinary Shares"), of the Company at an exercise price equal to 150% of the offering price of the Ordinary Shares in the Offering, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the Warrant Agreement, dated as of September __, 1999 between the Company and Spencer Trask (the "Warrant Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House finds payable to the order of the Company or by any other method permitted by the Warrant Agreement.

      No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in, and made a part of, this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, Spencer Trask and the holders (the words "holders" or "holder" meaning the registered holder or registered holders) of the Warrants.

      Upon due presentment for registration of transfer of this Warrant Certificate in accordance with the Warrant Agreement at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer or as provided in the Warrant Agreement.

      Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

      The Company may deem and treat the holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated as of September 24, 1999

                                                A.C.L.N. LIMITED


                                                By: /s/ [ILLEGIBLE]
                                                   -------------------
                                                  Name: [ILLEGIBLE]
                                                  Title: Chairman

Attest:


/s/ Christian L. Payne                                [SEAL]
-------------------------                             A.C.L.N. Limited
Name:  Christian L. Payne                             LIMASSOL o CYPRUS
Title: VP - Finance

                               WARRANT CERTIFICATE

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

            THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-

            61,214 Warrants

                               WARRANT CERTIFICATE

      This Warrant Certificate certifies that Spencer Trask Securities, Inc. ("Spencer Trask") is the registered holder of 61,214 Warrants to purchase at any time after the Final Closing until 5:30 p.m. New York time on such date five (5) years after the Final Closing (the "Expiration Date"), one filly paid and non-assessable Ordinary Share of the Company, par value GYP 0.01 per share (the "Ordinary Shares"), of the Company at an exercise price equal the offering price of the Ordinary Shares in the Offering, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of' cash payment, but subject to the conditions set forth herein and in the Warrant Agreement, dated as of September __, 1999 between the Company and Spencer Trask (the "Warrant Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House finds payable to the order of the Company or by any other method permitted by the Warrant Agreement.

      No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

      The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in, and made a part of, this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, Spencer Trask and the holders (the words "holders" or "holder" meaning the registered holder or registered holders) of the Warrants.

      Upon due presentment for registration of transfer of this Warrant Certificate in accordance with the Warrant Agreement at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection wit such transfer or as provided in the Warrant Agreement.

      Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexereised Warrants.

      The Company may deem and treat the holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of September 24, 1999

                                                A.C.L.N. LIMITED


                                                By: /s/ [ILLEGIBLE]
                                                   -------------------
                                                  Name: [ILLEGIBLE]
                                                  Title: Chairman

Attest:


/s/ Christian L. Payne                                [SEAL]
-------------------------                             A.C.L.N. Limited
Name:  Christian L. Payne                             LIMASSOL o CYPRUS
Title: VP - Finance